UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2025

TEMPEST THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 798-8589

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Current Report of Form 8-K, filed by Tempest Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on April 18, 2025, the Company has adopted a plan to extend its capital resources in connection with initiating a process to explore a full range of strategic alternatives. In support of such efforts, on June 5, 2025, each of Stephen Brady, the Company’s Chief Executive Officer and President, Samuel Whiting, the Company’s Executive Vice President and Chief Medical Officer, and Nicholas Maestas, the Company’s Chief Financial Officer and Corporate Secretary, transitioned (collectively, the “Transition”) to consulting agreements (collectively, the “Consulting Agreements”) with the Company, pursuant to which they will continue to serve the Company in their respective executive roles. Each Consulting Agreement has a term of one year, unless earlier terminated by either party thereto. Each of Mr. Brady, Dr. Whiting and Mr. Maestas will receive hourly compensation pursuant to the terms of his respective Consulting Agreement.

Following the Transition, Mr. Brady will continue to serve as the Company’s principal executive officer and Mr. Maestas will continue to serve as the Company’s principal financial officer. Mr. Brady will also continue to serve as director on the Company’s board of directors.

In connection with the Transition, the Company and each of Mr. Brady, Dr. Whiting and Mr. Maestas entered into a Separation Agreement (collectively, the “Separation Agreements”). Each Separation Agreement provides for severance benefits resulting from a termination by the Company without “cause” under each of Mr. Brady’s, Dr. Whiting’s and Mr. Maestas’s respective employment agreements, as described in the Company’s Annual Report on Form 10-K/A, filed with the SEC on April 30, 2025. In addition, each of Mr. Brady, Dr. Whiting and Mr. Maestas will be entitled to full acceleration of all outstanding equity awards, which will become fully vested and exercisable as of June 5, 2025, with an extended post-Transition exercise period to the earlier of a Change of Control transaction or 180 days after each executive’s separation from service. The foregoing severance benefits are contingent upon a general release of claims set forth in the Separation Agreement

There were no disagreements between any of Mr. Brady, Dr. Whiting and Mr. Maestas and the Company.

The foregoing description of the Consulting Agreements and Separation Agreements do not purport to be complete and are qualified by reference to the full text of each agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempest Therapeutics, Inc.

Date: June 6, 2025	By:	/s/ Stephen Brady
Stephen Brady
President and Chief Executive Officer